SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                        Date of Report - October 1, 2001
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                        (Date of earliest event reported)


                            QUAD SYSTEMS CORPORATION
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             (Exact name of Registrant as specified in its charter)



         Delaware                      0-21504               23-2180139
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  (State of incorporation)           (Commission           (IRS Employer
                                     File Number)        Identification No.)



          2405 Maryland Road, Willow Grove, Pennsylvania      19090
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             (Address of principal executive offices)       (Zip Code)



    Registrant's telephone number, including area code     (215) 784-4500
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         (Former name or former address, if changes since last report)

Item 1. Changes in Control of Registrant

     Pursuant to a Unanimous Written Consent of the Registrant's Board of Directors (the "Board") dated September 17, 2001, the Board: (1) amended the Registrant's Bylaws to increase by one (1) the number of directors comprising the Board; (2) elected Thomas E. Keogh to serve as a member of the Board to fill the vacancy created by the foregoing Bylaw amendment; and (3) accepted the resignations from the Board, effective October 1, 2001, of Theodore Shoneck, David Young, Roger Grower and Robert Pinkas, with the result that Mr. Keogh became the sole director of the Company on such date. Prior to the actions described above, Messrs. Shoneck, Young, Grower and Pinkas may have been deemed to control the Registrant. As of October 1, 2001, Mr. Keogh, as the sole remaining director, may be deemed to control the Registrant. The actions described above are in connection with the winding up of the Registrant's affairs following a sale of its business and substantially all of it assets.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                       QUAD SYSTEMS CORPORATION


 Dated:  October 10, 2001              By  /s/ Thomas E. Keogh
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                                           Thomas E. Keogh
                                           President, Secretary and Treasurer